EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77C:
  Submission of matters to a vote of security holders.

EXHIBIT B:
  Attachment to item 77D:
  Policies with respect to security investments.

EXHIBIT C:
  Attachment to item 77I:
  Terms of new or amended securities

EXHIBIT D:
  Attachment to item 77Q1:
  Exhibits
 - - - - - - - - - - - - - - - - - - - - - - - - - - - - -


EXHIBIT A:
SUB-ITEM 77C:  Submission of matters to a vote of security holders

A special meeting of the fund's shareholders was held on December 19, 2001 to vote on a proposal to approve a change in the fund's investment objective to total return. The results of the votes tabulated at the special meeting are reported below.

For:        2,145,242.1000 shares
Against:      357,820.6200 shares
Abstain:      118,691.0600 shares




EXHIBIT B:
SUB-ITEM 77D:  Policies with respect to security investments
The fund invests, under normal market conditions, at least 80% of its net assets in investment grade fixed-income securities. Prior to approval by the fund's shareholders of the change in its investment objective to total return, the fund invested primarily in securities of the U.S. Government and its agencies and instrumentalities.




EXHIBIT C:
SUB-ITEM 77I:  Terms of new or amended securities
The fund offers Class A, B and C shares.
Class A shares are offered subject to a front-end sales load of up to 4.75% of the offering price of the fund; provided, however, that such front-end sales charges may be waived in certain circumstances described in the fund's prospectus and statement of additional information for the Class A, B and C shares. The fund's Class A Shares are subject to a Rule 12b-1 fee of .25 of 1% per year of the average daily net assets of the Class A shares of the fund consisting of distribution payments and/or service fees of .25 of 1% per year of the average daily net assets of the Class A shares of the fund. Specified minimum initial and subsequent purchase amounts are applicable to the Class A shares.
The fund's Class B shares are offered subject to a contingent deferred sales charge of 4% if redeemed within 1 year after purchase, 3% if redeemed more than 1 year but less than 2 years after purchase, 2% if redeemed more than 2 years but less than 3 years after purchase, 1% if redeemed more than 3 years but less than 4 years after purchase and 0% if redeemed more than 4 years after purchase; provided, however, that such contingent deferred sales charge may be waived in certain circumstances described in the fund's prospectus and statement of additional information for the Class A, B and C shares. The fund's Class B shares are subject to a Rule 12b-1 fee at an annual rate of 1.00% per year of the average daily net assets of the Class B shares of the fund consisting of (i) an asset-based sales charge of .75 of 1% per year of the average daily net assets of the Class B shares of the fund and (ii) a service fee of .25 of 1% per year of the average daily net assets of the Class B shares of the fund. Specified minimum initial and subsequent purchase amounts are applicable to the Class B shares.
The fund's Class C shares are offered subject to a contingent deferred sales charge of 1% if redeemed within 1 year after purchase and 0% if redeemed more than 1 year after purchase; provided, however, that such contingent deferred sales charge may be waived in certain circumstances described in the fund's prospectus and statement of additional information for the Class A, B and C shares. The fund's Class C shares are subject to a Rule 12b-1 fee at an annual rate of 1.00% per year of the average daily net assets of the Class C shares of the fund consisting of (i) an asset-based sales charge of .75 of 1% per year of the average daily net assets of the Class C shares of the fund and (ii) a service fee of .25 of 1% per year of the average daily net assets of the Class C shares of the fund. Specified minimum initial and subsequent purchase amounts are applicable to the Class C shares.





EXHIBIT D:

(1)                      ARTICLES OF AMENDMENT
                                  OF
                       ARTICLES OF INCORPORATION
                                  OF
CREDIT SUISSE WARBURG PINCUS INTERMEDIATE MATURITY GOVERNMENT FUND, INC.

Credit Suisse Warburg Pincus Intermediate Maturity
Government Fund, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the Maryland
General Corporation Law, hereby certifies that:
FIRST: Article II of the Charter of the Corporation is amended to read as follows:
"ARTICLE II
NAME
The name of the corporation is Credit Suisse Investment Grade Bond
Fund, Inc."
SECOND: The above amendment to the Charter was unanimously approved by the Board of Directors. The amendment is limited to a change expressly permitted by 2-605 of the Maryland General Corporation Law to be made with action by the stockholders and the Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.
THIRD: The above amendment to the Charter shall become effective upon filing.
IN WITNESS WHEREOF, the undersigned officers of the Corporation have executed these Articles of Amendment and do hereby acknowledge that these Articles of Amendment are the act and deed of the Corporation and that, to the best of their knowledge, information and belief, the matters and facts contained herein with respect to authorization and approval are true in all material respects, under penalties of perjury.

DATE: December 20, 2001
/s/Hal Liebes

Hal Liebes
Vice President and Secretary

ATTEST:
/s/Gregory N. Bressler
Gregory N. Bressler
Assistant Secretary



(2)                       ARTICLES SUPPLEMENTARY
                                   OF
CREDIT SUISSE WARBURG PINCUS INTERMEDIATE MATURITY GOVERNMENT FUND, INC.

CREDIT SUISSE WARBURG PINCUS INTERMEDIATE MATURITY GOVERNMENT FUND, INC. (the "Corporation"), a Maryland corporation with its principal corporate offices in the State of Maryland in Baltimore, Maryland, DOES HEREBY
CERTIFY:
FIRST: The Board of Directors of the Corporation, an open-end investment company registered under the Investment Company Act of 1940, as amended (the "1940
Act"), and having authorized capital of Three Billion (3,000,000,000) shares of common stock, par value $0.001 per share ("Common Stock"), has adopted resolutions:
1. Authorizing the issuance of an additional
Three Billion (3,000,000,000) shares of Common Stock, with an aggregate par value of Three Million Dollars ($3,000,000).
2. Classifying One Billion (1,000,000,000)
Shares of such additional authorized but unissued shares as Class A Shares, One Billion (1,000,000,000) of such shares as Class B Shares, and One Billion (1,000,000,000) of such shares as Class C Shares.
SECOND: Each Class A Share will have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as every other share of Common Stock, except that subject to the provisions of any governing order, rule or regulation issued pursuant to the 1940 Act:
(i) Class A Shares will share equally with Common
Stock other than Class A Shares ("Non-Class A
Shares") in the income, earnings and profits derived from investment and reinvestment of the assets belonging to the Corporation and will be charged equally with Non-Class A
Shares with the liabilities and expenses of the Corporation, except that Class A Shares shall have such rights and obligations with respect to sales charges, redemption charges and other fees or charges, and allocations of expenses as are determined by the Board of Directors with respect to Class A Shares or as set forth in the Prospectus or Statement of Additional Information pursuant to which the Class A Shares are sold;
(ii) Only Class A Shares will be entitled to vote on any matter submitted to a vote of shareholders of the Corporation that pertains to any matter which relates to Class A
Shares, except that if said matter also
affects Non-Class A Shares, Non-Class A
Shares will also be entitled to vote, and in such case Class A Shares will be voted in the aggregate together with such Non-Class A
Shares and not by series except where
otherwise required by law. Class A Shares will not be entitled to vote on any matter that does not affect Class A Shares (except where otherwise required by law) even though the matter is submitted to a vote of the holders of Non-Class A Shares;
(iii) The Board of Directors of the Corporation in its sole discretion may determine whether a matter affects a particular class or series of Corporation shares; and
(iv) At such times (which may vary between and among the holders of Common Stock) as may be determined by the Board of Directors (or, with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the pertinent registration statement of the Corporation
(the "Corporation's Registration
Statement"), certain Class A Shares may be converted automatically into Non-Class A
Shares based on the relative net asset values of such classes at the time of conversion;
subject, however, to any conditions of
conversion that may be imposed by the Board of Directors (or, with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the Corporation's Registration Statement.
THIRD: Each Class B Share will have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as every other share of Common Stock, except that subject to the provisions of any governing order, rule or regulation issued pursuant to the 1940 Act:
(i) Class B Shares will share equally with Common
Stock other than  Class B Shares ("Non-Class
B Shares") in the income, earnings and
profits derived from investment and
reinvestment of the assets belonging to the Corporation and will be charged equally with Non-Class B Shares with the liabilities and expenses of the Corporation, except that Class B Shares shall have such rights and obligations with respect to sales charges, redemption charges and other fees or charges, and allocations of expenses as are determined by the Board of Directors with respect to Class B Shares or as set forth in the Prospectus or Statement of Additional
Information pursuant to which the Class B
Shares are sold;
(ii) Only Class B Shares will be entitled to vote on any matter submitted to a vote of shareholders of the Corporation that pertains to any matter which relates to Class B
Shares, except that if said matter also
affects Non-Class B Shares, Non-Class B
Shares will also be entitled to vote, and in such case Class B Shares will be voted in the aggregate together with such Non-Class B
Shares and not by series except where
otherwise required by law. Class B Shares will not be entitled to vote on any matter that does not affect Class B Shares (except where otherwise required by law) even though the matter is submitted to a vote of the holders of Non-Class B Shares;
(iii) The Board of Directors of the Corporation in its sole discretion may determine whether a matter affects a particular class or series of Corporation shares; and
(iv) At such times (which may vary between and among the holders of Common Stock) as may be determined by the Board of Directors (or, with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the
Corporation's Registration Statement, certain
Class B Shares may be converted automatically into Non-Class B Shares based on the relative net asset values of such classes at the time of conversion; subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or, with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the Corporation's Registration
Statement.
FOURTH: Each Class C Share will have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as every other share of Common Stock, except that subject to the provisions of any governing order, rule or regulation issued pursuant to the 1940 Act:
(i) Class C Shares will share equally with Common
Stock other than Class C Shares ("Non-Class C
Shares") in the income, earnings and profits derived from investment and reinvestment of the assets belonging to the Corporation and will be charged equally with Non-Class C
Shares with the liabilities and expenses of the Corporation, except that Class C Shares shall have such rights and obligations with respect to sales charges, redemption charges and other fees or charges, and allocations of expenses as are determined by the Board of Directors with respect to Class C Shares or as set forth in the Prospectus or Statement of Additional Information pursuant to which the Class C shares are sold;
(ii) Only Class C Shares will be entitled to vote on any matter submitted to a vote of shareholders of the Corporation that pertains to any matter which relates to Class C
Shares, except that if said matter also
affects Non-Class C Shares, Non-Class C
Shares will also be entitled to vote, and in such case Class C Shares will be voted in the aggregate together with such Non-Class C
Shares and not by series except where
otherwise required by law. Class C Shares will not be entitled to vote on any matter that does not affect Class C Shares (except where otherwise required by law) even though the matter is submitted to a vote of the holders of Non-Class C Shares;
(iii) The Board of Directors of the Corporation in its sole discretion may determine whether a matter affects a particular class or series of Corporation shares; and
(iv) At such times (which may vary between and among the holders of Common Stock) as may be determined by the Board of Directors (or, with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the
Corporation's Registration Statement, certain
Class C Shares may be converted automatically into Non-Class C Shares based on the relative net asset values of such classes at the time of conversion; subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or, with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the Corporation's Registration
Statement.
FIFTH: The shares aforesaid have been duly classified by the Board of Directors of the Corporation pursuant to the authority and power contained in ARTICLE V of the Corporation's charter.


IN WITNESS WHEREOF, the undersigned have executed these Articles Supplementary on behalf of Credit Suisse
Warburg Pincus Intermediate Maturity Government Fund, Inc., and acknowledge that it is the act and deed of the Corporation and state, under penalty of perjury, to the best of the knowledge, information and belief of each of them, that the matters contained herein with respect to the approval thereof are true in all material respects.
Dated: October 25, 2001
CREDIT SUISSE WARBURG PINCUS INTERMEDIATE MATURITY GOVERNMENT FUND, INC.

By:	/s/Hal Liebes
Name:	Hal Liebes
Title :Vice President and Secretary

ATTEST:
/s/Gregory Bressler
Name:  Gregory Bressler
Title:    Assistant Secretary